Exhibit 1

                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Innovasive Devices, Inc. or any subsequent acquisitions or dispositions of equity securities of Innovasive Devices, Inc. by any of the undersigned.

Date:  August 26, 1999
                                                VERTICAL FUND ASSOCIATES, L.P.
                                                BY: THE VERTICAL GROUP, L.P.
                                                    General Partner


                                                By: /s/ John E. Runnells
                                                    --------------------
                                                    John E. Runnells
                                                    General Partner


                                                VERTICAL LIFE SCIENCES, L.P.
                                                BY: THE VERTICAL GROUP, L.P.
                                                    General Partner

                                                By: /s/ John E. Runnells
                                                    --------------------
                                                    John E. Runnells
                                                    General Partner

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